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Cummins/Meritor townhall

The following transcript and accompanying presentation were delivered to employees of Meritor on February 24, 2022.

Date/time: Feb. 24, 2022 / 10-10:45 a.m. ET

Location: Meritor headquarters, Troy, Mich.

Presenters:

●	Chris Villavarayan, Chief Executive Officer and President, Meritor
●	Tom Linebarger, Chairman and Chief Executive Officer, Cummins

Chris Villavarayan: Good morning. John Nelligan just made a comment which I’d like to share. I knew that would get you all going, which was if we wanted to get all of you here we needed somebody other than me talking so.

But before I get going I think first I want to recognize what’s happening in Europe and take a moment and I hope cooler minds prevail. And pray for the safety of our colleagues in Europe. As well as the folks in Ukraine.

The last two days have been transformational. Game changing and world changing. And the comments I’ve heard from many of you walking around have been: Wow. What? And why? Tom and I are going to take a moment and walk through the why. And for me it’s three compelling reasons around value.

And it starts first with value for our shareholders, which many of you are. And this transaction, when it closes, provides a value for all Meritor shareholders that is compellingly higher than the historical trading prices of Meritor over the last three or four years. And in fact, it’s as high as Meritor has ever been in 24 years. Now, I’d love to tell you that number, but it upsets Tom every time I do it, so I won’t.

I’ll move to the second compelling value reason, which is what we do for the industry. What we do for our customers and what we do for the environment. And here the joint company creates so much value, so much scale and so much capability. Tom is going to talk about that, I don’t want to take away his thunder, but it’s enormous and the drive for this speed is one of the primary reasons for me to think that this is the best thing for all of us.

And the last one for me is about people. Value for our employees and our people. And I thought here I’d start with culture and just, you know, getting in this role a year ago as the new CEO, I went to our mission statement and saw something that was 21 words. That pretty much said nothing and could have applied to any Tier 1 supplier and I wanted a simple purpose. And you know, I got it while flying Delta and you read the magazine and its simple: Climbing Higher. Two words. So, I was looking for something simple. And so I went to Krista, as I normally do when I can’t solve something and I said, hey, we need to work with finding something that is a simple purpose, and so we got an external agency. We polled 110 of you and came up with Powering Life Forward. Imagine my surprise when, you know, going through this transaction over the last four months. I went on the Cummins website and looked at their mission statement and realized its almost identical.

Cummins/Meritor townhall

So, as I normally do, I ran into Carl’s office and I said, hey, this is another reason for us to join forces. Our cultures are so similar. Our legacy, the commercial vehicle industry we deal with and as Carl normally does, he said number one next time, don’t spend $100,000. Number two, don’t waste the time of 110 people. Number three, just go copy theirs next time.

The key for me with culture is it innately talks about the values of the folks and the traits of the people there. And I’ve stood here many times before and told you stories about how we’re David and we’ve taken on Goliath. In many cases, whether it is ZF on brakes and other things. But I’ve watched Tom run this Goliath for 10 years. And seeing what he’s done with that company. And I’ve looked at two folks that have been my mentors, Jay Craig and Baba Kalyani, talk about Tom. And how positive he is, how transparent he is, and how forward and innovative he is. And certainly through the last four months, in working with him on this, I certainly not only notice that in him. But, also his team. And that’s when I knew we found the right home for Meritor. And with that, Tom Linebarger, CEO and Chairman of Cummins.

Tom Linebarger: Well, first Chris, thank you for that overly kind introduction. I would just say that you know Chris has nothing to apologize for about the premium or valuation that Cummins paid for Meritor and the reason we paid it is because the value you’ve all created. Make no mistake. The value is, you know with all what we’re buying.

We think it’s a good, good opportunity for Cummins or we wouldn’t have done it. I’m a lot of things but I am kind of tough when it comes to numbers. I have financing in my background. I don’t pay extra money for no reason, so I think we believe in this combination, to the full value that we paid. And I think I just. It’s a huge credit to you. It’s a huge credit to Chris, who explained all that value that you’ve created in terms that made me say OK.

So I think you have a lot to be proud about and I’ll tell you why I think it’s gonna be great for all of us and I’ll start my introduction with just an introduction to myself. I think it’ll help you just kind of zoom into what I’m about and then I’ll talk a little bit about Cummins and the values and spirit we’re trying to build at the company as well as the strategy. And then I’ll come back to this, the place where Chris left off. Why? What’s the value in the deal? And again, my ranking of the things is instead of shareholders and customers, employees. Starts with employees, customers and shareholders. And the reason is, I think all the value again is created by you. So we start with employees. First off what we’ll see how I get there.

Cummins/Meritor townhall

Alright? OK, let’s start with the introduction. So this is me when I’m 10 years old. The older you get, the more you like to look at pictures when you were younger. I start with this picture because it has a lot to do with who I am today. It took me a while to figure that out, but it turns out that a lot of who we are starts when we’re pretty young and how we grew up and we can’t shake it. You probably notice like you’re more and more like your parents every day, as much as you’d like to shake that off, you. Dang it! I sound just like my mom. So it it is true that we can’t shake it. And I was born in California in the Bay Area of California. To a single mom, or actually I wasn’t born to single mom. I ended up growing up with a single mom. My mom was only 19 when she was married in 20 when I was born. And my dad and mom were both very strong personalities. So strong in fact, that they blew apart when I was six. And my brother and I, he was four years younger than me for us, so we were very young when they got divorced, and my earliest memories are of my parents arguing. So, for me their divorce was not a sad event. I was first of all probably too young to understand it that well. But second of all, they weren’t fighting anymore. And, so, you know, it seemed like a good peaceful start through year six to have them separated.

But make no mistake, this was no easy venture. So my mom as I said, was young when she was when she got married and young when she had me. She now had two unruly boys and she had no formal education beyond high school, no job and no real economic prospects. So, we were on welfare at it was called welfare at the time. I think it’s Tanniff now and we were living with another family for a while trying to figure out how she could go back to school at night. And work. And I remember how tense it was for her during that time. She’d get up really early in the morning, raise these, try to get these two boys off to school. You can see, not always with perfectly combed hair. Combing hair was not on the high priority list. And but she she’d get us off to school. Then she’d go to work, then she’d come home and do her schoolwork. And then she’d finally figure out how to get us to bed.

In all that effort that she went through, this sort of what I considered just a pure bootstrapping operation to work her way through things, by the way, with support from others, with support from the government, with support from friends. She got us through. And I don’t remember a year where I felt less than other people. Which is great, like that’s a hard, you know it’s a hard place to be. I always felt like. I mean I grew up in Mountain View in Los Altos. Places that you can’t buy a house for less than $5 million today. Those days, of course, it was not like that, but the point is, I grew up in nice neighborhoods and went to schools and never felt less than, and I really credit my mom for that. Somehow, she made us feel like we were, you know, just like everyone else. Even when we were living with another family in a couple of bunk beds. And I’m very confident that if it weren’t for my mom’s determination, hard work, push through, I would not be standing here before you very sure about that. She lives near me now. I was able to buy her a house at some point along the way when she retired and returned some of the favors she gave me and I told her this story one time and you know, of course, she’s very grateful that I think of it this way, but I just wanted her to know that I realize I recognize what happened during those years and why. You know why I have this opportunity, so I take nothing for granted, with regard to the good fortune. The benefits that I have. Frankly, just the privilege that I have which was given to me by a lot, the help of a lot of other people, and so I feel a duty to use that privilege wisely.

Cummins/Meritor townhall

The second thing I want to show you is my family today. This is a COVID picture, meaning that during that you remember in the early months of COVID how it was terrible. You couldn’t really go to the grocery store, but we wipe down our bags with all the Purell and all that weird stuff from the grocery store. And well, it was, you know, its terrible, people were dying. We didn’t know why, there was all those terrible things and at the same time my kids came home. My kids, who had you know, we’re empty nesters. They had flown the nest and they were working and in New York City and my wife and I were enjoying some free time together but really missing them honestly. They came home and they came home with their boyfriends and at a roommate and an extra cat. And all seven of us were in this house. Fortunately, I had upgraded my Internet the year before, so we had all of us working from home in different corners of the house with the pets and everything. And then, every night, we’d cook dinner together, and we have vegetarians - that’s why you see those weird gray looking lentil patties there. We had a lot of versions of lentil patties and things. It was honestly the most delicious meals I’ve ever eaten which had nothing to do with lentils. They were all just because we were all together again, so it was a…it was a really, really special time. And that that daughter, the one on the left, is Alex. She’s a journalist at Wall Street Journal, the one on the right is Emily and she’s in graduate school, now. She’s gone….she decided working wasn’t all it was cut out to be. Went back to school. Eunice is a roommate. Grant is Alex’s boyfriend. He’s hungry, obviously. And then Michelle is my is my wife, who is at the other end of the table. Ryan’s taking the picture, that’s her. Anyway fabulous time just shows you with every cloud there’s a silver lining. If you look hard enough.

So, I want to switch gears and I want to talk a little bit about the company that I work for because I love this company. I don’t like this company. I love this company. I was very sure when I came to Cummins I’d be gone in five years like every other MBA, onto you know, higher pay and greater things and I never left. And I never left because I love this company. And I love what it stands for. I love what I can tell my kids about this company. My kids don’t give a rat about diesel engines. Neither of them are engineers. None of their friends are engineers, much to my chagrin. I begged them to become engineers. They said Nope, and so they’re not engineers. But, they love this company too. For what we do, what we stand for and how we do it. And I think I would not, could not work for a company that I wasn’t proud to tell my kids about.

So, you know, I think probably that we’ve been around a while, just like Meritor. More than 100 years now. And we’re a company rooted in innovation. Meaning that the diesel engines that we brought to the US had to replace a gasoline engine. And nobody wanted to do that. So just like nobody wanted any of the new inventions that we take, but some entrepreneur has to push it through our time. Our time for that was 1919 through 1930 something and that guy, Clessie Cummins, with the glasses, drove across the US in a bus with a diesel engine saying, look how cheap this is we can, we can get all the way across the buck, the US for $9 on fuel and trying to prove people to people they should buy a diesel engine. Just like today they’re trying to prove to you that you should buy. Air pods or whatever the newest thing is. So we had our period of that too, but that stuck really in terms of how we think about our role. It turns out that everybody in our company yeah, we love diesel engines and all, but what we really like is solving creating solutions for people that make people’s lives better. They deliver groceries, they power things. They make the world work. And we try to find ways to do with it less impact on the world that we live in. Less negative impact. Less consumption of materials, less pollution, less whatever, because all of you know we’re in the industry that creates a lot of CO2.

Cummins/Meritor townhall

So, we always think about the role we have in innovation to create better solutions. And I think that’s, since that’s kind of our unifying thing. This innovation part is a fun part of our company, not a grueling part of our company. We’re big now. As Chris said, you know, we don’t think of ourselves as Goliath. You know these days, we kind of think of ourselves as David. The other guys are Goliath, but I see his point. It depends on what rock you’re standing on, what looks big to you. But we compete in a world of a lot of big companies. And we are a large company, but most companies that we compete with are bigger. But we think of ourselves as very global. We may not be the biggest company, but we’re pretty much everywhere. Which I think creates great opportunities for the company and I’ll come back to that 60,000 employees. A lot of service and support out in the field and a big investment in R&D which goes back to our innovation and that number continues to rise and I think it should.

So yes, we like to manage our expenses and everything, but we also think that we convince people to buy our things because they’re good. And if we don’t spend money, they’re not going to be good. So, we have. It’s kind of a two-sided deal. Yes, we like to watch costs and yes, we like to come up with really good inventions.

So, we have five operating segments this is a little bit boring, so I’m going to go quick on this. We have an engine business which most of you probably know Cummins for. We also sell a lot of generator sets. Some of them are really big. We do big projects in general, we don’t create utilities, we’re not in that level, but everything that sort of protects companies from failures of the utilities are what we do. And then components. We have a lot of technical components. The good thing about that is those components businesses don’t only sell to our engine business, they sell to everybody else too, which allows them to operate independently, work with all customers. That means they find new innovations not invented incumbents. Or not driven by Cummins engines. That’s one of the strongest propositions we have for our components and technology divisions is you get to go sell to whoever is driving the technology the hardest. ‘Cause that’s how we make sure we stay ahead. We have a distribution service I’ve talked about. And then new power is our low zero carbon solutions area. So all these companies have to figure out how to reduce pollution and lower material, bad material use and figure out how to generate less carbon from their use. But new power is working on solutions that have no carbon at the tailpipe, batteries, fuel cells, hydrogen production, etc. Right? So those are, that’s how we think about the reason we separated out is because not only are the technologies changing, but the way people think about there. Equipment and work is changing, so we wanted to make sure that we had the agility in our new power division to do things a little differently. So, something like 70% of the employees in new power didn’t come from Cummins, they came from somewhere else. Fuel cell company. We bought a hydrogen electrolyzer project company, we bought a battery company people we hired from the outside from startup companies etc. So, they have sort of a more. I don’t want, you could call it agile. You could call it annoying whatever you want but it is a different mindset to things they need to do things differently and we let them do it. You know, and the reason is ‘cause we think we need to move as fast as the startup companies, but just with better and smarter people.

Cummins/Meritor townhall

Chris mentioned this. It did make a big difference to me that there’s so much commonality about the culture. It’s not that the value wouldn’t still be good if there was less commonality, but it would have been less. Because I would have had to then come in and say, by the way, you guys, we care about diversity. So if it’s all white males leading the company, we’re going to have to change some things. But I know that you also care about many of these same values and things. But I want to be really direct with you, that Cummins is a little different than some of the other companies I see with values statements. The most of us who became leaders of Cummins joined the company and stayed with the company because of the values, not because of the diesel engines. There’s a few exceptions.

Our CTO grew up on a farm in North Dakota and he has been fixing diesel engines since he was 15 years old. He loves diesel engines, really. He loves them. And I like them, too. Don’t get me wrong. But that’s not why I came, and it’s not why I stayed. I stayed because of the things on this page. ‘Cause this is what I talked to my kids about. And integrity is probably obvious. Chris talked about transparency. You know one of the things that I’ve always driven from my own personal values is that I think I can solve any problem if we just talk truth to each other. We tell each other what’s really wrong and we’re honest with each other, no matter how bad it is. And then we just go to work and solving it.

I feel, sometimes my wife says I I’m overly confident in my ability to solve problems. Well. She always thinks that but, but the point is that it, whether that’s true or not. I know we don’t have a good chance if we’re not honest and transparent about it, so you’ll see that it’s a big value of ours, so it’s not just doing what you say, but it’s also being authentic and open and honest about where we are. So, we sometimes we kind of look at; sometimes the glass sounds half empty. It’s not because I’m negative. I’m overwhelmingly optimistic. It’s just that I think we can’t fill it up if we don’t know how much we have to go.

And diversity and inclusion is a good example of that. You know we compete at Cummins on our ability to recruit and retain talent. That’s how we compete. You saw me when I opened it up. I think the value created by this company was created by you. Nobody else, so we think talent doesn’t reside in men more than women; in white people more than black people. People born in the US versus not in the US. One sexual orientation, one religion. We don’t think that’s where talent goes. Talent goes every place. In my life experiences exactly that. I meet people from small villages in India that I think are incredibly innovative and I think that I want that person to work for me.

Cummins/Meritor townhall

Actually, work for Cummins, not for me, but anyway work for I want people to. I want to find the talent and nurture the talent where it is. And I would just say it straight. I think, I think the US has a big problem with this. I think we have a history and culture, of not allowing all of our peoples to succeed at the same rate, and I think most countries that I visit have a similar legacy different in its history in nature, but the same one. So I think if we can be the company that unlocks that and lets go of it, shakes it off, we recruit and retain talent better than everybody else, and we kick all the rest their sorry butts. That’s how simple I think it is. And by the way, Irwin Miller, one of those old white guys on that page, said in 1972, that if we can let go of our deeply held and even cherished biases, we will outcompete those that are unable to do so. So, it’s in our best interest to create a symphony of talent everywhere. It’s in our best interest, personal best interest to do so. It’s not good for others. It’s good for us to do so. We will win.

So, I’m telling you this not because I need, you needed a lecture on diversity, but because how deeply we hold these values like they are everything about it. If you do not believe this, you cannot work for my on my staff you cannot work for my company. If I find you. Yeah, I mean, I find that a lot of times people have biases that I don’t find, but if they don’t believe that there’s talent residing in all shapes and sizes, and I know that about you, you won’t work for Cummins. And again, I’m not saying that to be a threat, I’m saying that to be an opportunity for all of you, like we are all going to win this way. That’s what this is about.

We also have, in leadership culture, which is not about how do I manage this or manage that, it’s about how I inspire and motivate people. And by the way, if you’ve ever been in leadership training and you think. You know, great. I’m learning all these things. Just wait till you get there and they say you now have to inspire and motivate your employees and you’re like wait how am I going to learn how to do that? I thought I was a finance manager. What do I have to do? And it? But once you let go of that and say no I, I get it. If I’m a manager, I’m supposed to care about my people and help them be great. That’s my job. Help them be great. And that’s what we’ve turned kind of our leadership development to do is try to say we’re all about making people feel great from working here, like this is awesome. Not like more pay and less work. That’s not what I mean. I mean like, great, because they’re, you know, they get to solve problems. They get to feel like they’re achieving things. They’re meeting their career objectives. So, if somebody says to me, I’d like to be the CEO and they just joined the company a week ago, I think 10 years ago in the company we would have coached them as to why that dream may be too big.

Now our job is never to tell people dreams are too big, it’s to cultivate their dreams. Great. You want to be the CEO. You better start getting your work done. You’ve got a lot of little stuff to do. And by the way, here’s some…here’s some suggestions for how you might want to go.

Cummins/Meritor townhall

So, we cultivate dreams. We don’t kill them. That’s what I think about our leadership culture. I spent a lot of time on that. It’s because I think this company is great and I think you’re gonna love it too. Don’t leave. It’s really going to be great at Cummins.

OK, what’s in it, in the combination. Chris hit on this. A lot of these, but my view is there’s a win for employees. There’s a win for customers and there’s a win for shareholders. I just reversed the order. It’s just how I think I think that, all of you, everyone who works for Cummins, whether we acquire the division last week, which again we don’t do a lot of acquisitions, but some of you, you’ve worked in a division that we had for 110 years, works for Cummins. Whether you work on the shop, you work in the field you work in the headquarters, you are an employee of Cummins. That’s the way we think, which means every job at Cummins is up to yours to apply for. No restrictions. In fact, we even move hourly employees between plants. If they need to move. So, we believe that assets at Cummins, and employees are assets of Cummins, are Cummins assets. You all get to do whatever you wanna do. And I think one of the things that makes the company good is most of us have worked in multiple places and multiple divisions, so we know a lot about the company and we have a view about different parts of the company. So welcome to the wide world of Cummins.

Second thing is. We think that for all of us, we’re gonna create some great things which are going to help our companies grow. We’re going to invest more in our electrification. We’re going to invest more in our core business, and axles and brakes. We’re going to take it to more places. We’re going to offer customers new offerings, which means it doesn’t matter what division you are in. We’re going to try to create more growth and opportunity for you in that place. So, there are also people at Cummins that have worked in the same department. Same location for their entire career. 32 years. I’m good with that too. All good. More opportunities for everybody.

We think customers win because customers need people that are going to be around and invest in technology. Chris mentioned this like yes, they might be grumpy, ‘cause now we’re stronger and they’re worried we’re gonna raise prices or something. But all of them know that in the world of trucks and commercial vehicles and industrial equipment, the supply base is consolidating. People are leaving if people don’t invest in new technologies that our customers lose. So, we need the scale and size to invest and we are going to. We’ve been really clear about that. We’ve told them we’re going to invest and we are going to invest, so we’re going to be around for a long time. Which means they may be grumpy ‘cause they think, you know, we’re strong, but they’re going to feel great when there’s nobody else around and we’re still investing in the best. Products that they can find. ‘cause it’s gonna make their trucks better, their construction equipment better etc. So we are going to offer them solutions that they will like.

And the last thing.

Cummins/Meritor townhall

And by the way, all of them want a solution that’s zero carbon. That doesn’t cost three times as much. And lasts the same amount of time. We don’t know how to do that, as you know now, maybe 2 1/2 times or something. We don’t know how to give them a whole solution that’s the same price as a diesel engine and a regular axle are. But us working together we’re going to get there a lot faster than if we were working individually. Planet needs us to do that. Customers need us to do that. Kids, my kids, and grandkids need us to do that.

So, we’re on with that last thing shareholders, Chris talked about that. No question, Meritor shareholders are getting a good premium. I think they’ll be happy. It seems like they are. Our shareholders are a little bit mad right now. You may have seen that, but. They’ll get over it, I think. I think they’re gonna see the value that’s here. I’m convinced of it and I’m gonna spend the rest of my 2022 convincing them of that. We’ll see how that goes. So anyway, I think it’s gonna be great value for shareholders, so that’s what I had. You can tell that I’m super excited about our company and I’m super excited about this combination. And it might take a few days, minutes, whatever. For us all to you know, for you to figure out what the real deal is. And I totally understand that. I just encourage you to have the patience to find out. It’s worth it. It’s worth a look. Thank you.

Chris Villavarayan: Thanks Tom. So we have three folks out there with some microphones, so if you have any questions, just raise it. But we did poll some folks and we did get some questions, so I’m gonna start off. Tom. What does the acquisition mean for Meritor employees?

Tom Linebarger: Yeah, I sort of talked about that a little. Let me let me just add a few things though. Let me just say first of all, that some of you who are good, smart thinkers see the word synergies in our acquisition and know what synergies means. Right? Synergies means? Maybe firing or reducing number of people? And I just want to say this, I get it. I’m a transparent person. Again, I’m not going to make, play games with you. We are going to have to reduce the number of people that do the same tasks between the two companies. There’s no question about it, but we’re not there yet. First of all, the acquisition isn’t even approved. The shareholders have to approve it, so we are actually Chris and I feel like we’re working on this forever. But, actually, we’re at pretty early stage of the acquisition, so shareholders have to approve. Then regulators got to approve and that might take four months, six months, even nine months. For that to happen globally. So the company is going to be exactly the same for four months, six months, nine months, something like that, no changes at all. In fact, Chris and I can’t really change anything until regulators approve. As much as we might wanna do things, we won’t be able to. So, the company is not going to change at all.

Second of all, we have, in Cummins, told you we are all about talent. So, we will be looking to find talent in every place. We don’t think all the good talent resides at Cummins in Columbus. You know, as so we will be seeking to find talent wherever it is, and definitely here.

Cummins/Meritor townhall

And thirdly, I just say we also have a lot of open positions. I told Chris this. I say Chris, in these functions, you know….please remind people like we have a lot of openings now in leadership jobs. So, you probably know like we are in the great quitting period of the labor market. So needless to say, there are openings so I would just say that same reminder. Even though you all know we will have to reduce some overhead staff, you know some people in SG and A or something we will be seeking talent, we, we have openings. Wait and look. Wait and see. Don’t rush your decision. Wait and see. It’s a great company. It’s worth it to have a look.

Chris Villavarayan: Thanks, Tom. Do you expect to keep the Troy campus open?

Tom Linebarger: Troy campus is too early to say. I got my first tour today. By the way, it’s a great building. I told him, I can’t believe it was built in the 70s, ‘cause it looks great. I mean most buildings and built in the 70s don’t look so great. This looks pretty amazing. I would just say that we, as a company, before this acquisition we were trying to figure out where we wanted to add new places. Where we thought we could get good talent, diverse talent, talent that could help us on our new power areas and Detroit was actually one of the places that we are very seriously considering. So, that’s one good reason.

Second is, of course, we also know that we want to keep talent here, and most of you don’t probably want to move to Columbus. The good thing is, these days you don’t have to move anyway. Irrespective of what building we have, we’re pretty much moved working hybrid all, all professionals now working hybrid, meaning that they’re in some, they’re not in others. So, there’s, we’ve hired a lot of people in the last year and a half who live in another city in another state and still work for us. So, lots of solutions. It’s still early days. Don’t panic, it’d be a mistake. Wait, look and see. I don’t know about this campus. I can’t say, I need, we need to do more work, but what I know is. That there’s lots of solutions, and potentially we might just keep this one and build on it. So we just have to have a look, but again, you’re welcome to ask more specific questions about that when we get to it.

Chris Villavarayan: I love this question. Your passion on climate change and desire to decarbonize the world is the central principle of your long-term strategy. How do you see Meritor or CV products fitting into this strategy?

Tom Linebarger: Yeah, I talked a lot about this yesterday in our investor conference. You may have heard this quote from me, but I just think as a leader today, if you have any, you have any ability to make a difference it is your duty to address climate change. It’s not an option. If you have the wherewithal, the money, the power, the whatever you need, and you’re not working on climate change, you have some explaining to do your kids and grandkids. That’s simple. It’s already impacting our planet in very serious ways. And I’m worried that we’re moving too slowly.

I had a brief moment to speak to the President of the United States, President Biden and I said to him, we should have started yesterday and we’re moving too slowly. That’s a that’s a risky thing to say to the president, by the way, I, you know, I just I didn’t feel great about saying it, but I felt it had to be said.

Cummins/Meritor townhall

And I’m worried that in our industry we’re moving too slowly. I talked to Larry Fink and just so you know he’s the head of Black Rock, one of the biggest investment firms in the world, maybe the biggest. The guy has a lot of money under his management. And he talked to me about climate change and how companies need to invest. He said the people that are going to address climate change are not these startup companies. There are companies like yours, Tom. The companies that have the R&D and the resources to invest. The problem is you’re investing too slowly. You’re too chicken. The startups have nothing to lose, so they’re putting all the chips in the table. You’re just putting a few chips. And the result is you’re going too slow and you’re going to lose.

So, my feeling was, you know. I kind of got his point. So, to me, the benefit of this combination is that we’re putting more chips in the middle of the table. We can get solutions that are economically viable and electrification space faster, combining our resources.

This is, I think, where Chris and I had the first meeting of the minds. You know he loved where you guys, what you guys have done with the axles. He’s obviously very proud of all the work you’ve done and he needs more money and more resources. I’m really proud of the batteries and the systems we develop, and we need more money and more resources. And so, we just thought, hey, let’s put these together and we get twice as much. Plus we pour a little bit more in and we now we have a system that’s really gonna hum. So that’s what I think the big opportunity is.

And you’ll hear us, we, you know when we talk about this we don’t talk about this as a project. As in, we talk about this as the purpose of our company. To address this issue in everything we do, so you might think, why do you guys still make diesel engines? The answer is because diesel engines drive the vast majority of the economy today and we can make diesel engines that burn 20% less fuel, today. That’s 20% less carbon every single day. So might as well work on those two, right? Don’t wait until 2035 input, output out the perfect body electric vehicle system. Reduce the engines so we’re working on that too. We’re working on engines. We’re working on battery, we’re working on fuel cells. We’re not arguing about which ones better. We’re working on all of them so that we can get the best thing out as quick as we can get it out.

I have there’s, a Forbes article you can check out. Where I said some of the interviewer asked me like, ‘Well, Elon Musk says that you know fuel cells are not going to win. Batteries are much better.’ And I had an unfortunate choice of words, and I said that I didn’t think Teslas were going to change the economy. They were just gonna help rich people drive around and that really, what’s going to change for the economy is if we get a whole bunch of these solutions out for commercial industrial who are burning a lot of fuel. And that we need arguing about whether batteries or fuel cells was a waste of time, we need to move faster on both and get as many solutions out as we can to make a difference. I think I’m, that one is going to come back to haunt me. I just, Elon has a lot more social media contacts than I do. So, I’m gonna I feel like I’m going to be apologizing to him soon, but we’ll see what happens.

Cummins/Meritor townhall

Chris Villavarayan: Right, I just I just wanna take a minute and just think through that comment. Think about the legacy of Meritor. So, if you went back 24 years and think about us being Rockwell, we had the ability with space shuttles and the tanks to change the world. In the last 24 years, if you sit there and you define your purpose as powering life forward, and you have a choice to be to make a difference with the President of the United States or Larry Fink, think that it owns 10 million or ten runs $10 trillion. What would you do? And that is why this partnership just absolutely made sense, because we have the ability to accelerate what we become in an instant.

So moving on of all the potential M&A choices, why did you ultimately choose Meritor?

Tom Linebarger: Or, you know, we have. I think it came down to this. We did this strategy work. It’s kind of typical of us. We do a lot of strategy work first to figure out, like where the action is, and we decided that in electrification the action was in traction. That that’s where things were going to really go. If you could get traction right. We thought batteries. You know everyone is working on batteries where we feel good about batteries but we need traction to differentiate ourselves. So, we are looking around where we can develop capability and traction. At the same time, we’ve been trying to build more, more capability or add more businesses that rely on the same footprint, customer relationships, aftermarket warehouses as the stuff we already have. ‘Cause we know like engines are going to engine diesel engines are going to go up and then they’re going to head down. Because hopefully. Pretty fast, so we can replace them with all these other zero carbon solutions.

So, what we wanna do is say, well, we’ve already got all these assets. Let’s put stuff in there, that truck companies and other people need that aren’t related to just the engine. They’re related to the truck or whatever. So we wanted to add more capability. And we already think we’re pretty good at all those things. Let’s just put the stuff in. So, Meritor has both. Axles and brakes, which are every truck is going to need no matter what kind of powertrain it has and then also has this great traction system. So, a couple of years ago actually I started to talk to Jay about isn’t this a good combination? Jay and I like Chris and I had agreed it would be and then. COVID hit and the bottom fell out of the market and we had to take a break and I have to eat lentil cakes instead and so then.

But as COVID you know, receded a little bit and the economy started to reform. Then we came back to talk but it was not an accident like it was a very careful strategic analysis for the last four or five years actually. And then we came to talk about it and you know, acquisitions are a little bit like a middle school dance. You first of all figure out who you want to dance with. That was the easy part. The hard part is convincing him to dance with you. So we you know we, there is, our strategy work gives us things that we wanna do. That doesn’t mean all those people are going to dance with us. So, we were very fortunate to that to Chris and Jay before him saw the opportunity for Meritor in much the way that we did.

Cummins/Meritor townhall

Chris Villavarayan: Right, that’s it for these. Any questions from the audience?

You can probably see that I’m pretty open, so there’s really no such thing as a bad question. Someone asked me once if I if I believed in our savior, Jesus Christ, which again you’d say that’s a perfectly reasonable question, but a little personal, right? And I answer that one just fine, too. So, there is no question you can ask. That is, is off limits, by the way.

Chris Villavarayan: Alright, thank you very much.

Tom Linebarger: Give them one more time. They’re gonna ask now. Yeah, come on one more minute. My kids say last chance at the fridge. Take a shot. What’s really on your mind?

Chris Villavarayan: There you go.

Tom Linebarger: Nice, love it. My hero.

Audience question: Knowing that we got a year of this transition. Yeah, how have management thought about collaborating to be proactive? Collaborating on our products to see how we can take opportunity at the time until everything is finalized so that we can move forward ahead of the competition and work together.

Tom Linebarger: I’ll give an answer Chris, you should answer to.

I, first of all, I would just say that we have. We are thinking a lot about that. There are some pretty strict rules they fall under this weird category called, they’re called gun jumping, which means you’re not supposed to jump ahead of the starting gun, so there will be legal constraints about what we can do until regulatory approval occurs. But, actually, Chris and I were talking about collaboration. We might want to do even before we got to the question about whether we should do an acquisition. So, we will obviously be looking at anything we can do. To plan, think, collaborate. But again, I just fear that there’ll be more restriction of silence than we like. But Chris, I don’t know what you would add to that.

Chris Villavarayan: Absolutely, so I think, just as Tom pointed out, long before we walked into looking at the acquisition, we were working on partnerships where we can approach the market together, because we were complementary in our products. So, I think that strategy still exists and that is stuff that we can continue to execute on in the short while. But as Tom pointed out, we are two independent public companies and we have to act as that, in that sense over this period. But in terms of some of the product synergies, we certainly know what Cummins does. Cummins certainly knows what we do, so there is a lot of stuff that we can talk about and think about the future and a line in that sense.

Cummins/Meritor townhall

Certainly, for you two guys in the world of electrification, that’s certainly something that we can quickly get aligned, especially with the customer pats, and that’s something John and Tim are working on.

Tom Linebarger: I would just add that you know, since here is so little overlap within the products and divisions, there is no intention of Cummins to eliminate anything. I want to be clear about that like, nothing because we are. We have no overlap. And the second thing I would say is that the best thing that you can do in the next four, six, nine months is deliver good results. Show customers you still care about them. Show customers it’s still all about them, not about us. You know, deliver your numbers, do your thing, treat your people well, continue to manage your business. Continue to, you know, create great innovations because the only thing that can throw us off now, besides regulatory approval, is that something bad happens in the market. Things get, you know, crazy, people do badly, you know. So, we got to just keep doing well. Both of us have to just keep doing our business like we mean it and we want customers to know like, our intent is to be there for them. Begin, you know before during after we’re going to be there for them. All the time. Just like always, no change. We’re all about making sure that their success matters to us.

Chris Villavarayan: You never thought somebody else would say the M2022 plan.

Tom Linebarger: Absolutely yeah, absolutely hit the M22. Yeah, that’s it. That’s it, right?

Chris Villavarayan: Any other questions? There we go.

Audience question: The Meritor name and branding has a very strong heritage in the commercial industry. What’s the plan moving forward under Cummins umbrella?

Tom Linebarger: It’s too early to say. I agree with your characterization though, of the brand, which is it’s a really strong brand we will not abandon the brand, that’s for sure. The question is whether we can enhance it in some regions or markets or not, and that’s what we’ve done before. We just kind of look at it and say, is some combination better, is keeping them separate better, and we’ll do the same analysis here, and I have no idea what it will yield, but suffice it to say we’re not letting anyone else use it, so it’s a it’s a really, it’s an amazing name. It’s built, you know, more than 100 years of history and strength and we ain’t leaving it, so we’ll see. What if we see if we can make if we can enhance it, any place, it’s so great we will otherwise not.

Chris Villavarayan: It’s a really good question, probably one of the most asked questions in the last two days.

Tom Linebarger: Yeah, it’s and it just shows the pride and power of the company, right? I mean if you think oh my god, don’t take the brand, that just tells you what you’ve built. I have, I think it’s something really to be proud of. Not that many companies are more than 100 years old. By the way, you do a little search across the. The S&P 500. For how many companies are more than 100? You won’t find very many. And you know, you might think wow old isn’t good. Now everyone wants a new company. But old companies get old by being good. You know, it’s not just by being old, it’s by being good. And because it’s not easy, there’s a million ways to die, and only one or two ways to stay alive. And so, I think it’s just it’s incredible. It should be an incredible source of pride in a really, really tough, competitive industry that this company has stood for this long. And I’m just really proud to be associated with it.

Cummins/Meritor townhall

Chris Villavarayan: Yeah. Any other questions?

Tom Linebarger: Really, the last chance at the fridge? Uh, there’s one.

Chris Villavarayan: OK, there you go.

Audience question: Alright, you spent a significant amount of time talking about diversity, and we’ve got a small aggregation of diverse groups here. I see you have a significant investment in that too. How did the diversity functions play into the business function within Cummins?

Tom Linebarger: Yeah, it’s a great question. Thank you for that. Again, I want to be clear my reason to talk about diversity is ‘cause I wanted to exemplify how important the values are of Cummins, to me personally, and how I’m always trying to live up to the legacy of my predecessors with regard to that value and to think about that one. And that one is on my mind these days because of what’s happening in our country and other countries I go to. Because I just feel like we’re failing significant portions of our population by just not dealing with it. So, the way that we think about it in the business function, is that we think that we’re trying to create advantage through making our organizations, departments more open, more, more like a place where everyone reaches their potential. And that’s why we’ve flipped that leadership behavior towards inspiring and motivating versus just managing.

We also recognize, by the way, that most people have unconscious biases. They’re not trying to figure out how to keep people down, they just don’t recognize their own biases. And by the way, I’ll just put myself in that category. You know, as a person who you know had a bunch of privileges, you know, cast upon me to, for which I’m very grateful. I mean I, I have my own unconscious biases that I have to continue to shuffle to the front of my mind or they I just lose them. Sometimes I think of it, I don’t know how many of you cycle, but if you bicycle you and you, you’re out for a bike ride and you think you’re having a really good day man, I’m really killing it today really. I feel myself really going faster on this road and then you turn around. You go shoot. The wind was behind me the whole way. Now it’s blown right in my face. Not so easy. And I think sometimes we can ride the bike and not know the winds at your back. But you sure know what’s in your face. And so, what we’re trying to do is just help all of us figure out. You know where’s the wind now and just be conscious. Just be a little bit more conscious of when the winds at your back and when it’s in your face and ask more people. Is the wind in your face, and if so, how can I make it better? Just more questions, more interest, more. It’s not. It’s not. It’s not to like put yourself down or say that you know white men aren’t

Cummins/Meritor townhall

awesome too. ‘Cause you know. Obviously, white men are awesome too. It’s just that you know we can. Just like we can. We can just pay more attention to which way the wind is blowing. That’s OK, it doesn’t take anything away from us. But still I’m still biking like a maniac. I’m still killing it. But I can notice where the wind is, and then I can see what I can do to take the wind away. That’s all, so that’s what we’re trying to do in the environment. I just want to be clear. We have great desires, we have great improvement to make at Cummins, so this is not like me standing on some mountain telling you how it is. This is me just acknowledging that this is important to us, and I can tell that’s important to you. And I think we, we can journey together to make this a better place. Thanks for that question, I really appreciate it.

Chris Villavarayan: With that, thank you very much.

Tom Linebarger: Thank you all very much. Great to see you. Thank you.

Cautionary Language Regarding Forward-Looking Statements

This communication contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, and financial markets, as well as Meritor’s industries, customers, operations, workforce, supply chains, distribution systems and demand for its products; reliance on major OEM customers and possible negative outcomes from contract negotiations with major customers, including failure to negotiate acceptable terms in contract renewal negotiations and the ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; the ability to successfully manage rapidly changing volumes in the commercial truck markets and work with customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and the ability to manage or recover such costs; technological changes in Meritor’s industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and the impact on the demand for products and services; the ability to manage possible adverse effects on European markets or European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist

Cummins/Meritor townhall

attacks or acts of aggression); risks related to joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which products are supplied; whether liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of the respective companies, suppliers and customers, including potential disruptions in supply of parts to facilities or demand for products due to work stoppages; the financial condition of suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of Meritor’s debt; the ability to continue to comply with covenants in Meritor’s financing agreements; Meritor’s ability to access capital markets; credit ratings of Meritor’s debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; the failure to obtain the approval of Meritor’s shareholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; risks related to disruption of management’s attention from ongoing business operations due to the transaction; the effect of the announcement of the transaction on the ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Meritor does business, or on operating results and business generally; the ability to meet expectations regarding the timing and completion of the transaction; and the other risks listed from time to time in Meritor’s filings with the SEC and other substantial costs, risks and uncertainties, including but not limited to those detailed in Meritor’s Annual Report on Form 10-K for the year ended October 3, 2021 and from time to time in other filings of Meritor with the SEC. These forward-looking statements are made only as of the date hereof, and Meritor does not undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Meritor and Cummins. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Meritor will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy

Cummins/Meritor townhall

Statement”). This communication is not a substitute for the Proxy Statement or any other document that Meritor may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MERITOR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Meritor’s investor relations website, https://investors.meritor.com/.

Participants in the Solicitation

Meritor and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Meritor’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Meritor and their ownership of Meritor’s common stock is set forth in the definitive proxy statement for Meritor’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2021, or its Annual Report on Form 10-K for the year ended October 3, 2021, and in other documents filed by Meritor with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Language Regarding Forward-Looking Statements
This communication contains statements relating to future results of the company (including certain outlooks, projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, and financial markets, as well as Meritor’s industries, customers, operations, workforce, supply chains, distribution systems and demand for its products; reliance on major OEM customers and possible negative outcomes from contract negotiations with major customers, including failure to negotiate acceptable terms in contract renewal negotiations and the ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; the ability to successfully manage rapidly changing volumes in the commercial truck markets and work with customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, transportation and labor, and the ability to manage or recover such costs; technological changes in Meritor’s industry as a result of the trends toward electrified drivetrains and the integration of advanced electronics and the impact on the demand for products and services; the ability to manage possible adverse effects on European markets or European operations, or financing arrangements related thereto in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to joint ventures; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which products are supplied; whether liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of the respective companies, suppliers and customers, including potential disruptions in supply of parts to facilities or demand for products due to work stoppages; the financial condition of suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of Meritor’s debt; the ability to continue to comply with covenants in Meritor’s financing agreements; Meritor’s ability to access capital markets; credit ratings of Meritor’s debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; rising costs of pension benefits; possible changes in accounting rules; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; the failure to obtain the approval of Meritor’s shareholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; risks related to disruption of management’s attention from ongoing business operations due to the transaction; the effect of the announcement of the transaction on the ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Meritor does business, or on operating results and business generally; the ability to meet expectations regarding the timing and completion of the transaction; and the other risks listed from time to time in Meritor’s filings with the SEC and other substantial costs, risks and uncertainties, including but not limited to those detailed in Meritor’s Annual Report on Form 10-K for the year ended October 3, 2021 and from time to time in other filings of Meritor with the SEC. These forward-looking statements are made only as of the date hereof, and Meritor does not undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information About the Merger and Where to Find It
This communication relates to the proposed transaction involving Meritor and Cummins. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Meritor will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Meritor may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MERITOR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Meritor’s investor relations website, https://investors.meritor.com/.

Participants in the Solicitation
Meritor and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Meritor’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Meritor and their ownership of Meritor’s common stock is set forth in the definitive proxy statement for Meritor’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2021, or its Annual Report on Form 10-K for the year ended October 3, 2021, and in other documents filed by Meritor with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.